                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-42803 and 333-90489) pertaining to the Amended and Restated Stock Option Plan and the 1996 Stock Plan of VCampus Corporation of our report dated March 8, 2001, with respect to the consolidated financial statements and schedule of VCampus Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP

McLean, Virginia
March 29, 2001